POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  constitutes and appoints Andrew J. Donohue or Robert G. Zack, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his capacity as Trustee, and Trustee of OPPENHEIMER QUEST FOR VALUE FUNDS, on behalf of Oppenheimer Quest Opportunity Value Fund, Oppenheimer Quest Balanced Value Fund, and Oppenheimer Quest Small Cap Value Fund; OPPENHEIMER QUEST GLOBAL VALUE FUND, INC., OPPENHEIMER QUEST CAPITAL VALUE FUND, INC., AND OPPENHEIMER QUEST VALUE FUND, INC. (the "Funds"), to sign on his behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of 1933, the Investment Company Act of 1940 and any amendments and supplements thereto, and other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 21st day of December, 1998.

/s/ Robert G. Galli

Robert G. Galli


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                       OPPENHEIMER QUEST FOR VALUE FUNDS
            (on behalf of OPPENHEIMER QUEST OPPORTUNITY VALUE FUND,

                    OPPENHEIMER QUEST BALANCED VALUE FUND,
                   OPPENHEIMER QUEST SMALL CAP VALUE FUND )
                   OPPENHEIMER QUEST GLOBAL VALUE FUND, INC.

                  OPPENHEIMER QUEST CAPITAL VALUE FUND, INC.
                      OPPENHEIMER QUEST VALUE FUND, INC.

                    UNANIMOUS WRITTEN CONSENT OF THE BOARDS

      The   undersigned,   constituting   the  entire  Board  of  Trustees  or
Directors, as applicable, of the above referenced funds (the "Funds"), do hereby consent in writing to the adoption and approval of the following resolutions:

      "RESOLVED, that Andrew J. Donohue and Robert G. Zack be, and each of them hereby is, appointed the attorney-in-fact and agent of Robert G. Galli, Trustee of the Funds, with full power of substitution and resubstitution, to sign on the behalf of such officers of each of the Funds any and all Registration Statements (including any post-effective amendments to such Registration Statements) under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments and supplements thereto, and other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and be it further

      RESOLVED, that Andrew J. Donohue and Robert G. Zack be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Funds, to take such additional action and to execute and deliver such additional documents and instruments as any of them may deem necessary or appropriate to implement the provisions of the foregoing resolution, the authority for the taking of such action and the execution and delivery of such documents and instruments to be conclusively evidenced thereby."

      IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of this 21st day of December, 1998.

/s/ Robert G. Galli

Robert G. Galli